Exhibit 99.1

New Senior Announces Third Quarter 2020 Results

NEW YORK--(BUSINESS WIRE)--October 30, 2020--New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended September 30, 2020.

THIRD QUARTER 2020 FINANCIAL HIGHLIGHTS

  Net loss of $4.4 million, or $(0.05) per diluted share
  Total net operating income (“NOI”) of $33.2 million; total same store cash NOI of $33.0 million
  Total same store cash NOI decreased 7.6% versus third quarter 2019; year-to-date total same store cash NOI decreased 3.6% versus the same period of 2019
  Normalized Funds from Operations (“Normalized FFO”) of $12.4 million, or $0.15 per diluted share
  Adjusted Funds from Operations (“AFFO”) of $14.4 million, or $0.17 per diluted share
  Normalized Funds Available for Distribution (“Normalized FAD”) of $12.8 million, or $0.15 per diluted share
  Ended the quarter with total available liquidity of approximately $160 million and no significant debt maturities until 2025

THIRD QUARTER 2020 & RECENT BUSINESS HIGHLIGHTS

  Delivered solid third quarter 2020 cash NOI and AFFO per share results, which were at the top end of expectations, despite continued occupancy declines and additional expenses related to COVID-19
  Continued to work closely with operators as they adapted their operating strategies to promote leasing activity and manage operating expenses while remaining focused on maintaining a safe environment for residents and associates
  Entered into a 5-year $270 million interest rate swap, increasing the Company’s fixed rate exposure from 52% to 72%
  Repaid remaining $60 million of borrowings outstanding on the Company’s revolving credit facility
  Raised full year 2020 expectations based on third quarter 2020 performance and latest operating trends
  Declared a dividend of $0.065 per common share for the third quarter 2020

Susan Givens, President & Chief Executive Officer of the Company commented, “Our operators continued to battle the impact of COVID-19 during the quarter, diligently working to ensure the safety and wellness of our residents and associates. As always, I would like to extend our deepest gratitude to our operators and the associates at our communities who continue to serve our residents and display unwavering leadership and commitment throughout these challenging times.”

Givens continued, “While the pandemic continues to have a significant impact on our business, we remain encouraged by attributes specific to our Independent Living communities which we believe have resulted in lower occupancy losses and have allowed our operators to tightly manage operating expenses. During the third quarter, we saw a significant improvement in our occupancy trend as compared to the second quarter as a result of a strong rebound in leads and move-in volume. Additionally, our operators achieved ongoing expense reductions which have helped offset the occupancy declines we have experienced. As a result, for the third quarter 2020, we delivered financial results that were at the top end of expectations provided last quarter. Based on third quarter results and the recent trends we have observed in our portfolio in the fourth quarter, I am pleased to be able to raise our expectations for full year 2020 AFFO per share.”

THIRD QUARTER 2020 RESULTS

Dollars in thousands, except per share data
	For the Quarter Ended September 30, 2020			For the Quarter Ended September 30, 2019
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP (Unaudited)
Net income (loss) attributable to common stockholders	$(4,355)	$(0.05)	$(0.05)	$28,244	$0.34	$0.34

Non-GAAP(A)
NOI	$33,208	N/A	N/A	$35,380	N/A	N/A
FFO	11,849	0.14	0.14	49,285	0.60	0.59
Normalized FFO	12,408	0.15	0.15	11,989	0.15	0.14
AFFO	14,366	0.17	0.17	14,018	0.17	0.17
Normalized FAD (B)	12,769	0.15	0.15	10,965	0.13	0.13
(A) See end of press release for reconciliation of non-GAAP measures to net income (loss).
(B) Normalized FAD, which does not reflect debt principal payments and certain other outflows, does not represent cash available for distribution to shareholders.

THIRD QUARTER 2020 GAAP RESULTS

New Senior recorded a GAAP net loss of $4.4 million, or $(0.05) per diluted share, for the third quarter 2020, compared to a net income of $28.2 million, or $0.34 per diluted share, for the third quarter 2019. The year-over-year decrease was primarily driven by the receipt of $38 million of litigation proceeds during the third quarter 2019 related to the settlement of a derivative lawsuit.

THIRD QUARTER 2020 PORTFOLIO PERFORMANCE

	Same Store Cash NOI
	Properties	3Q 2019	3Q 2020	YoY
Managed Properties	102	$34,222	$31,465	(8.1%)
NNN Property	1	1,450	1,490	2.7%
Total Portfolio	103	$35,673	$32,955	(7.6%)

Total Portfolio	103	$35,673	$32,955	(7.6%)
COVID-19 Related Expenses	-	-	785	-
Total Portfolio Adjusted for COVID-19 Related Expenses	103	$35,673	$33,740	(5.4%)

THIRD QUARTER DIVIDEND

On October 28, 2020, the Company’s Board of Directors declared a cash dividend of $0.065 per share for the quarter ended September 30, 2020. The dividend is payable on December 18, 2020 to shareholders of record on December 4, 2020.

COVID-19 IMPACT ON THE COMPANY

The third quarter 2020 continued to see the effects of the COVID-19 pandemic on our financial results. We have outlined our observations of the impact on our results to date and potential future implications below:

Overview

As of September 30, 2020, we owned a portfolio of 102 Independent Living (“IL”) properties and one Continuing Care Retirement Community (“CCRC”). We have approximately 10,000 residents across our 103 properties, which are managed by three different operators and one tenant.

Status of Our Properties

  All of our properties have remained open and operational since the start of the COVID-19 pandemic
  During the second quarter 2020, our operators began lifting some of the restrictions in a phased approach, based on the status of state and local regulations that affect the property as well as the status of any COVID-19 cases at the property
  Due to the length and evolving nature of the pandemic, all of our properties continue to operate in an environment with modified protocols. Our operators remain focused on maximizing resident socialization and engagement in an effort to maintain the physical health and mental and emotional wellbeing of our residents
  However, the ongoing operator protocols, which continue to prioritize recommended CDC protocols such as social distancing and limited social gatherings, do require that all of our properties continue to operate with more restrictions than the pre-pandemic operating environment

Known Cases

  As of October 28, 2020, our operators reported 41 active cases across 14 properties (34 residents and 7 associates)
    Of the 14 properties, only 3 have reported more than 3 cases
  To date, 67 total properties (65% of our portfolio) have reported at least one resident or associate case
  35% of the properties in our portfolio have not reported a single resident or associate case to date

Occupancy

	Feb-20	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Aug-20	Sep-20
Ending Occupancy	88.7%	87.4%	86.2%	85.6%	84.9%	84.4%	83.9%	83.3%
Sequential Decline	-	(130bps)	(120bps)	(60bps)	(70bps)	(50bps)	(50bps)	(60bps)
  Occupancy trends for the third quarter 2020:
    Ending occupancy fell by 160bps in the third quarter 2020 versus the second quarter 2020, an improvement from the sequential decline of 250bps in the second quarter 2020
    Leads increased 31% versus the second quarter 2020; September leads increased 67% versus April low point and decreased only 3% versus prior year
    Move-ins increased 47% versus the second quarter 2020: September move-ins increased 106% versus April low point and decreased only 1% versus prior year
    Move-outs increased 20% versus the second quarter 2020; September move-outs increased 27% from April low point and increased 8% versus prior year
  October 2020 outlook:
    October leads expected to increase both month-over-month and year-over-year
    October occupancy pacing to decline 40bps month-over-month, which would be the lowest monthly occupancy decline since the start of the pandemic

Expenses

  While operating expenses increased at the outset of the pandemic due to incremental COVID-19 costs, our operators have been able to successfully offset those costs by reducing occupancy-related and other controllable expenses
    In the third quarter 2020, operating expenses decreased 1.4% versus the third quarter 2019, and decreased 3.0% excluding COVID-19 expenses driven by reduced spend on supplies, maintenance and other controllable items
    Operating expenses associated with COVID-19 were approximately $0.8 million, or less than 2% of total expenses. These expenses were down 43% in the third quarter 2020 as compared to the second quarter 2020 as our operators implemented new strategies to reduce costs

NOI & AFFO

	1Q 2020	2Q 2020	3Q 2020	YTD 2020
Total Same Store Cash NOI YoY	0.1%	(3.1%)	(7.6%)	(3.6%)
AFFO Per Share	$0.17	$0.19	$0.17	$0.53
  In the third quarter 2020, total same store cash NOI decreased by 7.6% versus the third quarter 2019. Our operators continued to successfully implement expense reductions to help offset occupancy declines
  AFFO for the third quarter 2020 was $0.17 per share, a decrease of $0.02 per share versus the second quarter 2020 and flat versus the third quarter 2019. NOI declines due to the impact of the COVID-19 pandemic continue to be offset by interest expense savings due to the decline in LIBOR
  Year-to-date, total same store cash NOI decreased by 3.6% versus the same period of 2019; and year-to-date AFFO was $0.53 per share, an increase of $0.04 per share versus the same period of 2019
  As of September 30, 2020, including the effect of the newly executed swap, 28% of the Company’s debt is floating rate debt and subject to fluctuations in LIBOR. Average one-month LIBOR declined from 50bps in the second quarter 2020 to 16bps in the third quarter 2020, reducing our interest expense by approximately $1 million. The interest savings offset some of the same store cash NOI decline resulting from the COVID-19 pandemic

FULL YEAR 2020 EXPECTATIONS

Based on the Company’s financial results to date, as well as the observations and trends discussed above in “COVID-19 Impact on the Company,” New Senior is updating its full year 2020 expectations for total same store cash NOI and AFFO per share as follows:

	Full Year 2020 Expectations
	Low		High
Total Same Store Cash NOI YoY (Includes NNN Lease)	(6.0%)	-	(4.0%)
AFFO Per Share	$0.69	-	$0.72

The estimates above are based on a number of assumptions that are subject to change and many of which are outside of the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. A reconciliation of the Company’s expectations to its projected GAAP measures is included in this press release.

LIQUIDITY & CAPITAL STRUCTURE

  The Company has taken, and continues to take, actions to enhance and preserve liquidity in response to COVID-19
    Shortly after the onset of the pandemic in March 2020, and purely as a precaution, the Company drew $100 million on its revolving credit facility. Since that time, the Company has paid down the outstanding borrowings, and the Company ended the third quarter 2020 with total available liquidity of approximately $160 million
    In the third quarter 2020, the Company executed a $270 million interest rate swap, effectively converting floating rate debt to fixed rate debt and increasing fixed rate exposure from 52% to 72%. The swap further improves the Company’s capital structure and reduces earnings volatility due to fluctuations in interest rates
    The Company suspended all discretionary capital expenditure projects in the second quarter 2020, which significantly reduced capital expenditure spend. While the Company re-started select projects in the third quarter 2020, total discretionary capital expenditure spend will be significantly lower in 2020 than originally expected. The Company expects to continue spending on discretionary capital expenditure projects going forward, where such projects can be completed safely
    As a result of several initiatives completed in 2019 and 2020, as well as the actions listed above, the Company has materially improved its cash flow profile and balance sheet

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, including more information regarding the COVID-19 pandemic and its impact on our business, please refer to the Company Presentation and to the Quarterly Supplement, each of which is posted in the Investor Relations section of New Senior’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on October 30, 2020 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 317-6003 (from within the U.S.) or (412) 317-6061 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please use entry number “9484455”. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through November 30, 2020 by dialing (877) 344-7529 (from within the U.S.) or (412) 317-0088 (from outside the U.S.); please use access code “10149313.”

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. New Senior is one of the largest owners of senior housing properties, with 103 properties across 36 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding expectations with respect to the potential range of 2020 financial results, the expected impact of the COVID-19 pandemic on our business, liquidity, properties, operators and the health systems and populations that we serve; the cost and effectiveness of measures we have taken to respond to the COVID-19 pandemic, including health and safety protocols that are intended to limit the transmission of COVID-19 at our properties; and our expected occupancy rates and operating expenses. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the continuing impact of COVID-19 on our operations and the operation of our facilities, including ongoing cases at certain of our facilities, the speed, geographic reach and duration of the COVID-19 pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the efficacy of our operators’ infectious disease protocols and prevention efforts; the broader impact of the pandemic on local economies and labor markets; the overall demand for our communities in the recovery period following the pandemic; our ability to successfully manage the asset management by third parties; and market conditions generally which affect demand and supply for senior housing. We believe that the adverse impact that COVID-19 will have on the future operations and financial results at our communities will depend upon many factors, most of which are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our results to differ materially from those anticipated by any forward-looking statements. Forward-looking statements contained herein, and all statements made in this press release, speak only as of the date of this press release, and the Company expressly disclaims any duty or obligation to release publicly any updates or revisions to any statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets
(dollars in thousands, except share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Real estate investments:
Land	$134,643	$134,643
Buildings, improvements and other	1,976,544	1,970,036
Accumulated depreciation	(401,779)	(351,555)
Net real estate property	1,709,408	1,753,124
Acquired lease and other intangible assets	7,642	7,642
Accumulated amortization	(2,505)	(2,238)
Net real estate intangibles	5,137	5,404
Net real estate investments	1,714,545	1,758,528

Assets from discontinued operations	-	363,489
Cash and cash equivalents	51,680	39,614
Receivables and other assets, net	36,460	33,078
Total Assets	$1,802,685	$2,194,709

Liabilities, Redeemable Preferred Stock and Equity
Liabilities
Debt, net	$1,487,407	$1,590,632
Liabilities from discontinued operations	-	267,856
Accrued expenses and other liabilities	66,594	59,320
Total Liabilities	1,554,001	1,917,808

Commitments and contingencies
Redeemable preferred stock, $0.01 par value with $100 liquidation preference, 400,000 shares authorized, issued and outstanding as of September 30, 2020 and December 31, 2019	40,506	40,506

Equity
Preferred stock, $0.01 par value, 99,600,000 shares (excluding 400,000 shares of redeemable preferred stock) authorized, none issued or outstanding as of both September 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 83,023,846 and 82,964,438 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	830	830
Additional paid-in capital	905,833	901,889
Accumulated deficit	(684,901)	(660,588)
Accumulated other comprehensive loss	(13,584)	(5,736)
Total Equity	208,178	236,395

Total Liabilities, Redeemable Preferred Stock and Equity	$1,802,685	$2,194,709

Consolidated Statements of Operations
(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues
Resident fees and services	$81,582	$84,373	$249,540	$254,943
Rental revenue	1,583	1,583	4,748	4,748
Total revenues	83,165	85,956	254,288	259,691

Expenses
Property operating expense	49,957	50,576	149,782	154,208
Interest expense	14,540	18,962	47,040	58,382
Depreciation and amortization	16,204	17,323	50,522	51,304
General and administrative expense	5,905	5,410	17,645	15,747
Acquisition, transaction and integration expense	43	503	195	1,169
Loss on extinguishment of debt	-	-	5,884	335
Other expense	192	16	520	1,393
Total expenses	86,841	92,790	271,588	282,538
Loss on sale of real estate	-	-	-	(122)
Litigation proceeds, net	-	38,226	-	38,226
Income (loss) before income taxes	(3,676)	31,392	(17,300)	15,257
Income tax expense	74	37	156	110
Income (loss) from continuing operations	(3,750)	31,355	(17,456)	15,147
Discontinued Operations:
Gain on sale of real estate	-	-	19,992	-
Loss from discontinued operations	-	(2,506)	(3,107)	(7,077)
Discontinued operations, net	-	(2,506)	16,885	(7,077)
Net income (loss)	(3,750)	28,849	(571)	8,070
Deemed dividend on redeemable preferred stock	(605)	(605)	(1,802)	(1,802)
Net income (loss) attributable to common stockholders	($4,355)	$28,244	($2,373)	$6,268

Basic earnings per common share: (A)
Income (loss) from continuing operations attributable to common stockholders	($0.05)	$0.37	($0.23)	$0.16
Discontinued operations, net	-	(0.03)	0.20	(0.09)
Net income (loss) attributable to common stockholders	(0.05)	0.34	(0.03)	0.08

Diluted earnings per common share:
Income (loss) from continuing operations attributable to common stockholders	($0.05)	$0.37	($0.23)	$0.16
Discontinued operations, net	-	(0.03)	0.20	(0.08)
Net income (loss) attributable to common stockholders	(0.05)	0.34	(0.03)	0.07

Weighted average number of shares of common stock outstanding
Basic	82,568,919	82,209,844	82,472,115	82,207,610
Diluted (B)	82,568,919	83,964,231	82,472,115	83,588,648

Dividends declared per share of common stock	$0.07	$0.13	$0.26	$0.39
(A) Basic earnings per common share (“EPS”) is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding. The outstanding shares used to calculate the weighted average basic shares exclude 454,921 and 754,594 restricted stock awards, net of forfeitures, as of September 30, 2020 and 2019 respectively, as those shares were issued but were not vested and therefore, not considered outstanding for purposes of computing basic income (loss) per share. Diluted EPS is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B) Dilutive share equivalents and options were excluded for the three and nine months ended September 30, 2020 as their inclusion would have been anti-dilutive given our loss position.

Reconciliation of NOI to Net Income
(dollars in thousands)
For the Quarter Ended
September 30, 2020
Total revenues	$83,165
Property operating expense	(49,957)
NOI	33,208

Interest expense	(14,540)
Depreciation and amortization	(16,204)
General and administrative expense	(5,905)
Acquisition, transaction and integration expense	(43)
Other expense	(192)
Income tax expense	(74)
Net loss	(3,750)
Deemed dividend on redeemable preferred stock	(605)
Net loss attributable to common stockholders	$(4,355)
Reconciliation of Net Income to FFO, Normalized FFO, AFFO and Normalized FAD (unaudited)
(dollars and shares in thousands, except per share data)

For the Quarter Ended
September 30, 2020
Net loss attributable to common stockholders	$(4,355)
Adjustments:
Depreciation and amortization	16,204
FFO	$11,849
FFO per basic and diluted share	$0.14
Acquisition, transaction and integration expense	43
Compensation expense related to transition awards	296
Other expense(1)	220
Normalized FFO	$12,408
Normalized FFO per basic and diluted share	$0.15
Straight-line rent	(95)
Amortization of deferred financing costs	803
Amortization of deferred community fees and other(2)	(158)
Amortization of equity-based compensation	1,408
AFFO	$14,366
AFFO per basic and diluted share	$0.17
Routine capital expenditures	(1,596)
Normalized FAD	$12,769
Normalized FAD per basic and diluted share	$0.15

Weighted average basic shares outstanding	82,569
Weighted average diluted shares outstanding	83,220
1) Primarily includes insurance recoveries and casualty related charges.
2) Includes amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)
(dollars in thousands)

	3Q 2020			3Q 2019
	Managed	Other		Managed	Other
	IL Properties	Properties	Total	IL Properties	Properties	Total
Same Store Cash NOI (excluding COVID-19 related expenses)	$32,250	$1,490	$33,740	$34,222	$1,450	$35,673
COVID-19 related expenses	(785)	-	(785)	-	-	-
Same Store Cash NOI	31,465	1,490	32,955	34,222	1,450	35,673
Straight-line rental revenue	-	95	95	-	134	134
Amortization of deferred community fees and other(1)	160	(2)	158	(426)	(2)	(428)
Segment / Total NOI	$31,625	$1,583	$33,208	$33,797	$1,583	$35,380

Interest expense			(14,540)			(18,962)
Depreciation and amortization			(16,204)			(17,323)
General and administrative expense			(5,905)			(5,410)
Acquisition, transaction & integration expense			(43)			(503)
Other expense			(192)			(16)
Income tax expense			(74)			(37)
Litigation proceeds, net			—			38,226
Loss from continuing operations			(3,750)			31,355
Income (loss) from discontinued operations			—			(2,506)
Discontinued operations, net			—			(2,506)
Net income (loss)			(3,750)			28,849
Deemed dividend on redeemable preferred stock			(605)			(605)
Net income (loss) attributable to common stockholders			($4,355)			$28,244

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Quarter-over-Quarter Cash NOI (unaudited)
(dollars in thousands)

	3Q 2020			2Q 2020
	Managed	Other		Managed	Other
	IL Properties	Properties	Total	IL Properties	Properties	Total
Same Store Cash NOI (excluding COVID-19 related expenses)	$32,250	$1,490	$33,740	$35,228	$1,477	$36,705
COVID-19 related expenses	(785)	-	(785)	(1,470)	-	(1,470)
Same Store Cash NOI	31,465	1,490	32,955	33,758	1,477	35,234
Straight-line rental revenue	-	95	95	-	108	108
Amortization of deferred community fees and other(1)	160	(2)	158	434	(2)	432
Segment / Total NOI	$31,625	$1,583	$33,208	$34,191	$1,582	$35,773

Interest expense			(14,540)			(15,281)
Depreciation and amortization			(16,204)			(16,782)
General and administrative expense			(5,905)			(5,894)
Acquisition, transaction & integration expense			(43)			(19)
Other expense			(192)			(433)
Income tax expense			(74)			(22)
Net loss			(3,750)			(2,658)
Deemed dividend on redeemable preferred stock			(605)			(599)
Net loss attributable to common stockholders			($4,355)			($3,257)

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Interest Expense Reconciliation
(dollars in thousands)
	3Q 2020	2Q 2020
Interest expense	$14,540	$15,281
Amortization of deferred financing costs	(803)	(872)
Cash interest expense	$13,737	$14,409
2020 Expectations Reconciliation
Reconciliation of Net Loss to FFO, Normalized FFO and AFFO (unaudited)

	Full Year 2020
	Per Share
	Low		High
Net loss attributable to common stockholders	$(0.09)	-	$(0.06)
Gain on sale of real estate	(0.24)	-	(0.24)
Depreciation & amortization	0.79	-	0.79
FFO	$0.46	-	$0.49

Compensation expense related to transition awards	0.02	-	0.02
Loss on extinguishment of debt	0.11	-	0.11
Acquisition, transaction & integration expense	0.02	-	0.02
Normalized FFO	$0.61	-	$0.64

Amortization of deferred financing costs	0.04	-	0.04
Amortization of deferred community fees & other	(0.02)	-	(0.02)
Amortization of equity-based compensation	0.06	-	0.06
AFFO	$0.69	-	$0.72

ROUNDING

Throughout this Press Release, totals and subtotals of certain tables may not sum due to rounding.

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this press release. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI, Cash NOI and Cash Interest Expense

The Company evaluates the performance of each of its three business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and Cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, or classified as held for sale or discontinued operations during the comparable periods are excluded from the same store amounts. Please see the Company’s most recent quarterly report filed with the Securities and Exchange Commission for more information.

Cash interest expense is defined as interest expense excluding the amortization of deferred financing costs and includes the interest expense on debt repaid upon the sale of the AL/MC portfolio (classified as discontinued operations).

FFO and Other Non-GAAP Measures

We use Funds From Operations ("FFO") and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as GAAP net income (loss) attributable to common stockholders, which includes loss from discontinued operations, excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation to affiliate recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to the affiliate; (g) gain on lease termination; (h) compensation expense related to transition awards; (i) litigation proceeds; and (j) other items that we believe are not indicative of operating performance, generally reported as “Other expense (income)” in our Consolidated Statements of Operations.

We also use Adjusted FFO (“AFFO”) and Normalized FAD as supplemental measures of our operating performance. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium or discount on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives, and (f) amortization of equity-based compensation expense.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders. We believe Normalized FAD is useful because it fully reflects the additional economic costs of maintaining the condition of the portfolio.

Contacts

Jane Ryu
(646) 822-3700